UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On April 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of American Airlines Group Inc. (the “Company”) adjusted the compensation program for W. Douglas Parker, the Company’s Chief Executive Officer, to provide one hundred percent (100%) of direct compensation in the form of equity incentives effective May 1, 2015, underscoring the Company’s commitment to paying for performance and further aligning Mr. Parker’s interests with those of the Company’s stockholders. As a result, the Company will no longer pay Mr. Parker a cash base salary, and he will not participate in the Company’s annual cash incentive program.

On April 20, 2015, the Committee granted Mr. Parker 207,672 restricted stock units (“RSUs”), with 54% of the RSUs tied to performance-vesting conditions and 46% of the RSUs tied to time-vesting conditions. The performance-vesting RSUs will vest on April 20, 2018 in the event Mr. Parker remains employed through such date with the number of shares to be issued, if any, dependent on the Company’s pre-tax income margin for the three years ending December 31, 2017 relative to the pre-tax income margin over the same period for a pre-defined group of airlines. The number of shares that will be issued with respect to the performance-vesting RSUs varies between 50% and 200% depending on the Company’s relative performance, and no shares will be issued if threshold performance is not achieved. The time-vesting RSUs will vest in two installments based on Mr. Parker’s continued employment through the vesting date, with two-thirds of the time-vesting RSUs to vest on the first anniversary of the grant date and one-third of the time-vesting RSUs to vest on the second anniversary of the grant date. The grant date fair value of Mr. Parker’s RSUs was set at a level intended to, among other things, capture the value of his forgone base salary and target cash incentive opportunity (at the levels currently in place). In addition, since Mr. Parker’s RSU grant will vest, if at all, not earlier than three-years following the grant date with respect to the performance-vesting component and on the first and second anniversaries of the grant date with respect to the time-vesting component, the Committee provided that in the event of an earlier termination, a portion of his equity award will vest to account for the value of his forgone base salary and cash incentive award that would otherwise have been earned by Mr. Parker through the termination date.

Mr. Parker’s existing employment agreement provides that he is entitled to a cash severance equal to a multiple of the sum of his base salary and cash incentives in the event of certain qualifying terminations of employment. Mr. Parker will continue to be entitled to such cash payments in accordance with his employment agreement based on his base salary and target cash incentive opportunity in place immediately prior to May 1, 2015 and as may be periodically adjusted to reflect increases in Mr. Parker’s target direct compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: April 22, 2015	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: April 22, 2015	By:	/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs